Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

     We consent to the inclusion in U.S. Bancorp’s Registration Statement on Form S-4, as amended by Amendment No. 1 to the Registration Statement filed December 22, 2006, and by Post-Effective Amendment No. 1 to the Registration Statement (the “Registration Statement”) of our report dated February 20, 2004, with respect to the consolidated statement of income of United Financial Corporation for the year ended December 31, 2003, and the related consolidated statements of stockholders' equity and cash flows for the year ended December 31, 2003.

/s/ Moss Adams LLP Spokane, Washington January 24, 2007